Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Amendment No. 2 on Form F-3/A (No.333-110470) of Coca-Cola Hellenic Bottling Company S.A. and its subsidiaries (the Company) of our report dated April 21, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

June 30, 2008